Exhibit 99.1

FOR IMMEDIATE RELEASE
DICK'S Sporting Goods Reports Fourth Quarter and Full Year 2023 Results; Delivers Largest Sales Quarter in Company History
– Delivers 2.8% Fourth Quarter Comparable Store Sales Growth –
– Guides to Growth in Sales and Profitability in 2024 –
●Delivered 2.4% full year 2023 comparable store sales growth, driven by a 1.6% increase in transactions
●Delivered full year 2023 earnings per diluted share of $12.18 and non-GAAP earnings per diluted share of $12.91, which both included $0.19 from the 53rd week
●Provides 2024 outlook and expects full year comparable store sales growth to be in the range of 1.0% to 2.0% and earnings per diluted share to be in the range of $12.85 to 13.25
●Increased annualized dividend to $4.40 per share, an increase of 10%; Declared quarterly dividend of $1.10 per share

"We are very pleased with our results and accomplishments in 2023 and are excited to continue to redefine the future of retail. We are proud of our progress in repositioning our portfolio through House of Sport, our next generation 50,000 square foot DICK'S store and Golf Galaxy Performance Center. Our growth opportunities are significant, and we continue to prioritize investments in our future to fuel long-term omnichannel growth. I'd like to thank all our teammates for their hard work and unwavering dedication to our business."
Ed Stack, Executive Chairman
"With our industry-leading assortment and strong execution, we capped off the year with an incredibly strong fourth quarter and holiday season. Even excluding the extra week, this was the largest sales quarter in the history of the Company, and during the fourth quarter, we drove significant gross margin and EBT margin expansion. Our full year comps increased 2.4%, driven by growth in transactions, and we continued to gain market share."
"We are guiding to another strong year in 2024. We plan to grow both our sales and earnings through positive comps, higher merchandise margin and productivity gains. With the continued success of our new store formats and our omnichannel experience, we will accelerate our investment in our growth strategies to drive our business forward and continue gaining market share in a fragmented $140-billion-dollar industry."
Lauren Hobart, President and Chief Executive Officer

PITTSBURGH, March 14, 2024 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the fourth quarter and full year ended February 3, 2024.

Fourth Quarter Operating Results (dollars in millions, except per share data)	14 Weeks Ended February 3, 2024 (1)	13 Weeks Ended January 28, 2023	Change (2)
Net sales	$3,876	$3,597	$279	7.8%
Comparable store sales (13-week basis)	2.8%	5.3%
Income before income taxes (% of net sales) (3)	10.2%	8.9%	129 bps
Non-GAAP income before income taxes (% of net sales) (3) (4)	11.0%	9.7%	129 bps
Net income	$296	$236	$61	26%
Non-GAAP net income (4)	$320	$258	$62	24%
Earnings per diluted share	$3.57	$2.60	$0.97	37%
Non-GAAP earnings per diluted share (4)	$3.85	$2.93	$0.92	31%

Year-to-Date Operating Results (dollars in millions, except per share data)	53 Weeks Ended February 3, 2024 (1)	52 Weeks Ended January 28, 2023	Change (2)
Net sales	$12,984	$12,368	$616	5.0%
Comparable store sales (52-week basis)	2.4%	(0.5)%
Income before income taxes (% of net sales) (3)	10.2%	11.2%	(104) bps
Non-GAAP income before income taxes (% of net sales) (3) (4)	10.8%	11.4%	(63) bps
Net income	$1,047	$1,043	$3	—%
Non-GAAP net income (4)	$1,109	$1,065	$44	4%
Earnings per diluted share	$12.18	$10.78	$1.40	13%
Non-GAAP earnings per diluted share (4)	$12.91	$12.04	$0.87	7%

Balance Sheet (in millions)	As of February 3, 2024	As of January 28, 2023	$ Change (2)	% Change (2)
Cash and cash equivalents	$1,801	$1,924	$(123)	(6)%
Inventories, net	$2,849	$2,831	$18	1%
Total debt (5)	$1,483	$1,541	$(57)	(4)%

Capital Allocation (in millions)	53 Weeks Ended February 3, 2024	52 Weeks Ended January 28, 2023	$ Change (2)	% Change (2)
Share repurchases (6)	$649	$427	$222	52%
Dividends paid (7)	$351	$163	$188	115%
Gross capital expenditures	$587	$364	$223	61%
Net capital expenditures (4)	$520	$328	$192	59%
Principal paid in connection with exchange of Convertible Senior Notes (8)	$—	$516	$(516)

Notes
1.Includes net sales of $170.2 million and approximately $0.19 earnings per diluted share from the extra week of operations in our fiscal year.
2.Column may not recalculate due to rounding.
3.Also referred to by management as earnings before income taxes margin ("EBT margin").
4.For additional information, see GAAP to non-GAAP reconciliations included in tables later in the release under the heading "GAAP to Non-GAAP Reconciliations."
5.Fiscal 2022 included debt with a carrying value of $58 million related to the Company's Convertible Senior Notes, which were fully retired as of April 18, 2023. The Company had no outstanding borrowings under its revolving credit facility in 2023 and 2022.
6.During fiscal 2023 the Company repurchased 5.4 million shares of its common stock at an average price of $119.24 per share, for a total cost of $648.6 million under its share repurchase program. The Company has $780 million remaining under its authorization as of February 3, 2024.
7.The Company declared and paid quarterly dividends of $1.00 per share in fiscal 2023 and $0.4875 per share in fiscal 2022.
8.During fiscal 2022 the Company exchanged $516 million aggregate principal amount of Convertible Senior Notes and unwound the corresponding portion of the convertible bond hedge and warrants for $516 million of cash and 9.8 million shares of our common stock. During the first quarter of fiscal 2023, the Company retired the remaining $59.1 million of aggregate principal amount outstanding of the Convertible Senior Notes and related bond hedge and warrant transactions for 1.7 million shares of the Company's common stock. Refer to the Company's Form 8-K filed with the SEC on April 24, 2023 for additional information.

Quarterly Dividend

On March 13, 2024, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $1.10 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on April 12, 2024 to stockholders of record at the close of business on March 29, 2024. This dividend represents an increase of 10% over the Company’s previous quarterly per share amount and is equivalent to an annualized dividend of $4.40 per share.

Business Optimization
As previously announced, the Company conducted a business optimization during the current year to better align its talent, organizational design and spending in support of its most critical strategies while also streamlining its overall cost structure. The Company completed its business optimization during the fourth quarter of 2023 and incurred pre-tax charges of $84.8 million related to the elimination of certain positions primarily at its customer support center as well as the optimization of its outdoor specialty business, which included the integration of its Moosejaw and Public Lands operations, decisions about their go-forward inventory assortment and a comprehensive review of their store portfolios.

Full Year 2024 Outlook (52 week year)
The Company's Full Year Outlook for 2024 is presented below:

Metric	2024 Outlook
Earnings per diluted share	●$12.85 to 13.25 ○Based on approximately 83 million diluted shares outstanding ○Based on an effective tax rate of approximately 24%
Net sales	●$13.0 billion to 13.13 billion
Comparable store sales	●Positive 1.0% to positive 2.0%
Capital expenditures	●Approximately $900 million on a gross basis ●Approximately $800 million on a net basis

Store Count and Square Footage
The following tables summarize store activity for the periods indicated:

	53 Weeks Ended February 3, 2024			52 Weeks Ended January 28, 2023
	DICK'S Sporting Goods	Specialty Concept Stores (1)	Total (2)	DICK'S Sporting Goods	Specialty Concept Stores (1)	Total (2)
Beginning stores	728	125	853	730	131	861
Q1 New stores	—	—	—	—	1	1
Q2 New stores	—	1	1	1	1	2
Q3 New stores	1	9	10	3	6	9
Q4 New stores	—	—	—	—	1	1
Stores acquired (3)	—	12	12	—	—	—
Closed stores	5	16	21	6	15	21
Ending stores	724 (4)	131	855	728	125	853
Relocated stores	18	2	20	3	1	4

Square Footage: (in millions)	DICK'S Sporting Goods (1)	Specialty Concept Stores (2)	Total (3) (5)
Q1 2022	38.7	3.6	42.3
Q2 2022	38.8	3.6	42.4
Q3 2022	38.8	3.9	42.7
Q4 2022	39.2	3.4	42.6
Q1 2023	39.2	3.4	42.6
Q2 2023	39.0	3.4	42.4
Q3 2023	39.2	3.6	42.7
Q4 2023	39.3	3.4	42.7

(1)Includes our Golf Galaxy, Public Lands, Going Going Gone! and other specialty concept stores. As of February 3, 2024, we operated 104 Golf Galaxy stores, 7 Public Lands stores, 17 Going Going Gone! stores and other specialty concept stores. As of January 28, 2023, we operated 98 Golf Galaxy stores, 7 Public Lands stores, 15 Going Going Gone! stores and 5 Field & Stream stores. In some markets, we operate DICK’S Sporting Goods stores adjacent to our specialty concept stores on the same property with a pass-through for our athletes. We refer to this format as a “combo store” and include combo store openings within both the DICK’S Sporting Goods and specialty concept store reconciliations, as applicable. As of February 3, 2024, the Company operated 18 combo stores.
(2)Excludes Warehouse Sale store locations that are temporary in nature, of which the Company operated 36 and 43 as of February 3, 2024 and January 28, 2023, respectively.
(3)Represents Moosejaw store locations acquired by the Company during the first quarter of fiscal 2023, which average approximately 4,000 square feet per store. The Company closed 10 of the previously acquired Moosejaw store locations during fiscal 2023.
(4)As of February 3, 2024, includes 12 DICK'S House of Sport stores, which were either converted or relocated from prior store locations.
(5)Column may not recalculate due to rounding.

Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include non-GAAP EBT margin, consolidated non-GAAP net income, non- GAAP earnings per diluted share, non-GAAP diluted shares outstanding, net capital expenditures and fiscal 2023 net sales adjusted for the 53rd week, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Furthermore, management believes that adjustments related to its deferred compensation plans enables investors to better understand its selling, general and administrative expense trends excluding non-cash changes in our deferred compensation plan investment fair values from market fluctuations that are offset within other income. Additionally, management believes that adjustments related to its Convertible Senior Notes and convertible bond hedge provided a more complete view of the economics of the instruments upon future conversion. Management also uses these non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified as those that may predict, forecast, indicate or imply future results or performance and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or any variations of such words or other words with similar meanings. These statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond the Company's control. The Company's future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, including 2024 outlook for earnings, sales, and capital expenditures; our plan to grow both our sales and earnings in 2024, through positive comps, and higher gross margin; the repositioning of our real estate portfolio; the impact of our business optimization efforts completed in 2023; expected share repurchases; and the expected increased dividend on an annualized basis; and the health and positioning of our inventory.
Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: macroeconomic conditions, inflation, elevated interest rates and recessionary pressures, adverse changes in consumer disposable income, reinstatement of student loan payments, consumer confidence and perception of economic conditions, including the instability in the banking sector, geopolitical conflicts (including the conflicts in Ukraine and the Middle East) and the threat or outbreak of further conflicts, terrorism or public unrest and changes in consumer discretionary spending; changes in the competitive market and competition amongst retailers and increasing direct competition from vendors; fluctuations in product costs and availability; international risks and costs, including foreign trade issues, currency exchange rate fluctuations, shipment delays and supply chain disruptions and political instability; changes in consumer demand or shopping patterns and the ability to identify new trends and have the right trending products in stores and online; our investments in vertical brand offerings and new specialty concept stores; our investments in GameChanger, our sports technology platform; reputational harm or negative reactions from customers, vendors and stockholders regarding Company policy changes or advocacy efforts related to social and political issues; investments in strategic plans and initiatives not producing the anticipated benefits within the expected time-frame or at all; an ability to execute our real estate strategy and risks associated with the brick and mortar retail store model; risks related to our distribution and fulfillment network; unauthorized disclosure of sensitive or confidential customer information or disruptions or other problems with our information systems, including our eCommerce platform; our ability to hire and retain quality teammates, including store managers and sales associates, increasing labor costs or the loss of key personnel; weather-related risks and seasonality of certain categories of the Company's operations; our ability to protect against inventory shrink; the ability of suppliers, distributors and manufacturers to provide us with sufficient quantities of quality product in a timely fashion; changes in existing tax, labor, foreign trade and other laws and regulations, including those imposing new taxes, surcharges, and tariffs, and compliance with such laws and regulations; product safety and labeling concerns; various types of litigation and other claims and sufficient insurance with respect thereto; our ability to protect our intellectual property rights or claims of infringement by third parties; the performance of professional sports teams and other factors relating to professional sports leagues and key athletes; and the availability of adequate capital; the issuance of quarterly cash dividends and our repurchase activity, if any; and obligations and other provisions related to our indebtedness.
For additional information on these and other factors that could affect the Company's actual results, see the risk factors set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the most recent Annual Report filed with the SEC on March 23, 2023 and subsequent quarterly reports on Form 10-Q filed during fiscal 2023. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

Conference Call Info

The Company will host a conference call today at 8:00 a.m. Eastern Time to discuss the fourth quarter and full year results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately twelve months.

About DICK'S Sporting Goods

DICK’S Sporting Goods (NYSE: DKS) creates confidence and excitement by inspiring, supporting and personally equipping all athletes to achieve their dreams. Founded in 1948 and headquartered in Pittsburgh, the leading omnichannel retailer serves athletes and outdoor enthusiasts in more than 850 DICK’S Sporting Goods, Golf Galaxy, Public Lands, Moosejaw, Going Going Gone! and Warehouse Sale stores, online, and through the DICK’S mobile app. DICK’S also owns and operates DICK’S House of Sport and Golf Galaxy Performance Center, as well as GameChanger, a youth sports mobile app for scheduling, communications, live scorekeeping and video streaming.

Driven by its belief that sports have the power to change lives, DICK’S has been a longtime champion for youth sports and, together with its Foundation, has donated millions of dollars to support under-resourced teams and athletes through the Sports Matter program and other community-based initiatives. Additional information about DICK’S business, corporate giving, sustainability efforts and employment opportunities can be found on dicks.com, investors.dicks.com, sportsmatter.org, and dickssportinggoods.jobs, as well as Instagram, TikTok, Facebook, and X.
Contacts:

Investor Relations:
Nate Gilch, Senior Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400

Media Relations:
(724) 273-5552 or press@dcsg.com

Category: Earnings

###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	14 Weeks Ended		13 Weeks Ended
	February 3, 2024	% of Sales	January 28, 2023	% of Sales (1)

Net sales	$3,876,171	100.00%	$3,596,713	100.00%
Cost of goods sold, including occupancy and distribution costs	2,541,992	65.58	2,430,674	67.58

GROSS PROFIT	1,334,179	34.42	1,166,039	32.42

Selling, general and administrative expenses	958,577	24.73	853,054	23.72
Pre-opening expenses	3,564	0.09	2,129	0.06

INCOME FROM OPERATIONS	372,038	9.60	310,856	8.64

Interest expense	14,215	0.37	17,953	0.50
Other income	(37,520)	(0.97)	(27,508)	(0.76)

INCOME BEFORE INCOME TAXES	395,343	10.20	320,411	8.91

Provision for income taxes	98,910	2.55	84,790	2.36

NET INCOME	$296,433	7.65%	$235,621	6.55%

EARNINGS PER COMMON SHARE:
Basic	$3.69		$2.91
Diluted	$3.57		$2.60

NUMERATOR USED TO COMPUTE EARNINGS PER COMMON SHARE:
Basic	$296,433		$235,621
Diluted	$296,433		$238,007

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	80,370		81,107
Diluted	83,111		91,395

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	53 Weeks Ended		52 Weeks Ended
	February 3, 2024	% of Sales	January 28, 2023	% of Sales (1)

Net sales	$12,984,399	100.00%	$12,368,198	100.00%
Cost of goods sold, including occupancy and distribution costs	8,450,664	65.08	8,083,640	65.36

GROSS PROFIT	4,533,735	34.92	4,284,558	34.64

Selling, general and administrative expenses	3,204,108	24.68	2,805,462	22.68
Pre-opening expenses	47,262	0.36	16,077	0.13

INCOME FROM OPERATIONS	1,282,365	9.88	1,463,019	11.83

Interest expense	58,023	0.45	95,220	0.77
Other income	(93,809)	(0.72)	(15,949)	(0.13)

INCOME BEFORE INCOME TAXES	1,318,151	10.15	1,383,748	11.19

Provision for income taxes	271,632	2.09	340,610	2.75

NET INCOME	$1,046,519	8.06%	$1,043,138	8.43%

EARNINGS PER COMMON SHARE:
Basic	$12.72		$13.43
Diluted	$12.18		$10.78

NUMERATOR USED TO COMPUTE EARNINGS PER COMMON SHARE:
Basic	$1,046,519		$1,043,138
Diluted	$1,046,856		$1,070,198

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	82,302		77,672
Diluted	85,925		99,274

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands)

	February 3, 2024	January 28, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,801,220	$1,924,386
Accounts receivable, net	114,877	71,286
Income taxes receivable	4,108	8,187
Inventories, net	2,848,797	2,830,917
Prepaid expenses and other current assets	121,047	128,410
Total current assets	4,890,049	4,963,186

Property and equipment, net	1,638,161	1,312,988
Operating lease assets	2,257,482	2,138,366
Intangible assets, net	56,663	60,364
Goodwill	245,857	245,857
Deferred income taxes	37,846	41,189
Other assets	185,694	230,246
TOTAL ASSETS	$9,311,752	$8,992,196

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,288,728	$1,206,066
Accrued expenses	551,369	508,573
Operating lease liabilities	492,856	546,755
Income taxes payable	54,508	29,624
Deferred revenue and other liabilities	364,933	350,428
Total current liabilities	2,752,394	2,641,446
LONG-TERM LIABILITIES:
Revolving credit borrowings	—	—
Senior notes	1,483,260	1,482,336
Convertible senior notes	—	58,271
Long-term operating lease liabilities	2,287,714	2,117,773
Other long-term liabilities	171,103	167,747
Total long-term liabilities	3,942,077	3,826,127
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	568	585
Class B common stock	236	236
Additional paid-in capital	1,448,855	1,416,847
Retained earnings	5,588,914	4,878,404
Accumulated other comprehensive loss	(329)	(252)
Treasury stock, at cost	(4,420,963)	(3,771,197)
Total stockholders' equity	2,617,281	2,524,623
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,311,752	$8,992,196

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	Fiscal Year Ended
	February 3, 2024	January 28, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,046,519	$1,043,138
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	393,933	365,475
Amortization of deferred financing fees and debt discount	2,364	4,250
Deferred income taxes	3,343	23,100
Stock-based compensation	57,285	50,603
Other, net	9,332	15,306
Changes in assets and liabilities:
Accounts receivable	(4,236)	(13,558)
Inventories	18,823	(533,308)
Prepaid expenses and other assets	(18,220)	(9,690)
Accounts payable	20,365	13,983
Accrued expenses	(2,462)	(74,205)
Income taxes payable / receivable	29,167	12,256
Construction allowances provided by landlords	67,061	36,100
Deferred revenue and other liabilities	25,190	22,689
Operating lease assets and liabilities	(121,129)	(34,258)
Net cash provided by operating activities	1,527,335	921,881
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(587,426)	(364,075)
Proceeds from sale of other assets	27,500	14,261
Other investing activities	(54,750)	(43,080)
Net cash used in investing activities	(614,676)	(392,894)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal paid in connection with exchange of convertible senior notes	(137)	(515,865)
Payments on finance lease obligations	(823)	(740)
Proceeds from exercise of stock options	15,205	23,681
Minimum tax withholding requirements	(98,917)	(43,936)
Cash paid for treasury stock	(648,554)	(458,456)
Cash dividends paid to stockholders	(351,201)	(163,081)
Increase (decrease) in bank overdraft	48,679	(89,239)
Net cash used in financing activities	(1,035,748)	(1,247,636)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(77)	(170)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(123,166)	(718,819)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,924,386	2,643,205
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,801,220	$1,924,386

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED

Non-GAAP Net Income and Earnings Per Share Reconciliations
(dollars in thousands, except per share amounts)

	14 Weeks Ended February 3, 2024

	Gross profit	Selling, general and administrative expenses	Other income	Income before income taxes	Net income (3)	Earnings per diluted share
GAAP Basis	$1,334,179	$958,577	$(37,520)	$395,343	$296,433	$3.57
% of Net Sales	34.42%	24.73%	(0.97)%	10.20%	7.65%
Business optimization charges (1)	5,661	(26,654)	—	32,315	23,913
Deferred compensation plan adjustments (2)	—	(16,097)	16,097	—	—
Non-GAAP Basis	$1,339,840	$915,826	$(21,423)	$427,658	$320,346	$3.85
% of Net Sales	34.57%	23.63%	(0.55)%	11.03%	8.26%
(1)Includes $23.2 million of non-cash impairments of store assets, a $5.7 million write-down of inventory and $3.4 million of severance-related costs.
(2)Includes non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(3)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximates the Company's blended tax rate.

	53 Weeks Ended February 3, 2024

	Gross profit	Selling, general and administrative expenses	Other income	Income before income taxes	Net income (3)	Earnings per diluted share
GAAP Basis	$4,533,735	$3,204,108	$(93,809)	$1,318,151	$1,046,519	$12.18
% of Net Sales	34.92%	24.68%	(0.72)%	10.15%	8.06%
Business optimization charges (1)	11,984	(72,829)	—	84,813	62,762
Deferred compensation plan adjustments (2)	—	(13,960)	13,960	—	—
Non-GAAP Basis	$4,545,719	$3,117,319	$(79,849)	$1,402,964	$1,109,281	$12.91
% of Net Sales	35.01%	24.01%	(0.61)%	10.80%	8.54%
(1)Includes $46.1 million of non-cash impairments of store and intangible assets, $26.7 million of severance-related costs and a $12.0 million write-down of inventory.
(2)Includes non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(3)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximates the Company's blended tax rate.

	13 Weeks Ended January 28, 2023

	Gross profit	Selling, general and administrative expenses	Other income	Income before income taxes	Net income (4)	After tax interest from Convertible Senior Notes (4)	Numerator used to compute earnings per diluted share	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$1,166,039	$853,054	$(27,508)	$320,411	$235,621	$2,386	$238,007	91,395	$2.60
% of Net Sales	32.42%	23.72%	(0.76)%	8.91%	6.55%	0.07%	6.62%
Convertible Senior Notes (1)	—	—	—	—	—	(2,386)	(2,386)	(3,381)
Field & Stream exit charges (2)	740	(29,340)	—	30,080	22,259	—	22,259	—
Deferred compensation plan adjustments (3)	—	(10,319)	10,319	—	—	—	—	—
Non-GAAP Basis	$1,166,779	$813,395	$(17,189)	$350,491	$257,880	$—	$257,880	88,014	$2.93
% of Net Sales	32.44%	22.61%	(0.48)%	9.74%	7.17%	—%	7.17%
(1)Adjustment eliminates the impact of assumed share settlement of the Convertible Senior Notes as required by “the if-converted method” under GAAP. The Company retired its Convertible Senior Notes without dilutive effect, due to cash payments for principal, shares received from its convertible bond hedge and shares repurchased to offset share settlement of remaining $59.1 million principal during the 13 weeks ended April 29, 2023. Accordingly, the Company believes reflecting the notes as debt more closely represents the economics of the transaction.
(2)Field & Stream exit charges of $30.1 million included $28.5 million of non-cash impairments of store assets, $0.8 million of severance and a $0.7 million inventory write-down related to our closure of 12 Field & Stream stores in the fourth quarter of fiscal 2022.
(3)Includes non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(4)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximates the Company's blended tax rate.

	52 Weeks Ended January 28, 2023

	Gross profit	Selling, general and administrative expenses	Other income	Income before income taxes	Net income (4)	After tax interest from Convertible Senior Notes (4)	Numerator used to compute earnings per diluted share	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$4,284,558	$2,805,462	$(15,949)	$1,383,748	$1,043,138	$27,060	$1,070,198	99,274	$10.78
% of Net Sales	34.64%	22.68%	(0.13)%	11.19%	8.43%	0.22%	8.65%
Convertible Senior Notes (1)	—	—	—	—	—	(27,060)	(27,060)	(10,792)
Field & Stream exit charges (2)	740	(29,340)	—	30,080	22,259	—	22,259	—
Deferred compensation plan adjustments (3)	—	14,609	(14,609)	—	—	—	—	—
Non-GAAP Basis	$4,285,298	$2,790,731	$(30,558)	$1,413,828	$1,065,397	$—	$1,065,397	88,482	$12.04
% of Net Sales	34.65%	22.56%	(0.25)%	11.43%	8.61%	—%	8.61%
(1)Adjustment eliminates the impact of assumed share settlement of the Convertible Senior Notes as required by “the if-converted method” under GAAP. The Company retired its Convertible Senior Notes without dilutive effect, due to cash payments for principal, shares received from its convertible bond hedge and shares repurchased to offset share settlement of remaining $59.1 million principal during the 13 weeks ended April 29, 2023. Accordingly, the Company believes reflecting the notes as debt more closely represents the economics of the transaction.
(2)Field & Stream exit charges of $30.1 million included $28.5 million of non-cash impairments of store assets, $0.8 million of severance and a $0.7 million inventory write-down related to our closure of 12 Field & Stream stores in the fourth quarter of fiscal 2022.
(3)Includes non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(4)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximates the Company's blended tax rate.

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures
(in thousands)

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of construction allowances.

	Fiscal Year Ended
	February 3, 2024	January 28, 2023
Gross capital expenditures	$(587,426)	$(364,075)
Construction allowances provided by landlords	67,061	36,100
Net capital expenditures	$(520,365)	$(327,975)

Fiscal 2023 Net Sales Adjusted for the 53rd Week
(in thousands)

Net sales adjusted for the extra week during the 14 and 53 weeks ended February 3, 2024 is presented below to illustrate the impact of the extra week on reported net sales in comparison to reported results for the 13 and 52 weeks ended January 28, 2023.

	Period Ended February 3, 2024
	14 Weeks	53 Weeks
Net sales	$3,876,171	$12,984,399
Less: 53rd week net sales	(170,223)	(170,223)
Adjusted net sales	$3,705,948	$12,814,176